TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (the “Agreement”) is entered into as of October 2, 2007 by and among KEY HOSPITALITY ACQUISITION CORPORATION, a Delaware corporation (“Key”), CAY CLUBS, INC., a Delaware corporation and a wholly owned subsidiary of Key (“Parent”), KEY MERGER SUB LLC, a Florida limited liability company and a wholly owned subsidiary of Parent (“Key Merger Sub”), KEY MERGER SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent (“New Key Merger Sub” and, together with Key Merger Sub, the “Merger Subs” and each a “Merger Sub”), CAY CLUBS LLC, a Florida limited liability company (the “Company”), and each of the persons listed under the caption “Members” on the signature page hereof, such persons being all of the members of the Company (collectively, the “Members”). Key, Parent, Merger Subs, the Company and Members, hereinafter collectively referred to as, the “Parties”.

WHEREAS, on August 2, 2007, the Parties entered into that certain AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”). All capitalized terms used herein and not defined, will have the meanings ascribed to them in the Merger Agreement; and

WHEREAS, the Parties desire to terminate the Merger Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Parties hereby agree as follows:

SECTION 1.  Termination of Merger Agreement. By their execution of this Agreement, the Parties acknowledge and agree that, effective as of the date hereof, the Merger Agreement is hereby irrevocably terminated and of no further force or effect.

SECTION 2.  Release of Claims

(a) Release by Key, Parent and Merger Subs. Effective as of the date hereof, each of Key, Parent and each Merger Sub does hereby remise, release and forever discharge the Company and the Members, and each of the present and former stockholders, members, directors, managers, officers, employees, agents, affiliates and representatives of the foregoing and their respective successors and assigns (each a “Company Released Party”) of and from any and all commitments, covenants, agreements, indebtedness, suits, demands, obligations and liabilities, contingent or otherwise, of every kind and nature, whether known or unknown, related to the Merger Agreement (collectively, the “Claims”), which Key, Parent and each Merger Sub and/or their successors or assigns ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof, against any Company Released Party, whether asserted, unasserted, absolute, contingent, known or unknown.

(b)  Release by the Company and Members. Effective as of the date hereof, the Company and each of the Members does hereby remise, release and forever discharge each of Key, Parent and each Merger Sub, and each of the present and former stockholders, members, directors, managers, officers, employees, agents, affiliates and representatives of the foregoing and their respective successors and assigns (each a “Key Released Party”) of and from any Claim which the undersigned and/or his or its heirs, executors, administrators, successors or assigns ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof, against any Key Released Party, whether asserted, unasserted, absolute, contingent, known or unknown.

SECTION 3.  Miscellaneous.

3.1  Entire Agreement. This Agreement states the entire agreement of the Parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter.

3.2  Amendments; Waivers. This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Party that is adversely affected by such amendment or waiver.

3.3  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

3.4  Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

3.5  Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

3.6  Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

3.7  Further Assurances. The Parties hereto agree to use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

3.8  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

3.9  Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages.

IN WITNESS WHEREOF, the Parties have executed, or have caused their duly authorized representative to execute, this Termination and Release Agreement as a contract under seal as of the date first written above.

KEY HOSPITALITY ACQUISITION CORPORATION

By: /s/ Udi Toledano

CAY CLUBS, INC.

By: /s/ Udi Toledano

KEY MERGER SUB LLC

By: /s/ Udi Toledano

KEY MERGER SUB INC.

By: /s/ Udi Toledano

CAY CLUBS LLC

By: /s/ F. Dave Clark

MEMBERS:

    /s/ David Schwarz
David Schwarz

F. Dave Clark Irrevocable Trust under Agreement dated August 31, 2004

By:  F. Dave Clark
F. Dave Clark, as Trustee